Submission of Matters to a Vote of Shareholders

Special meetings of the shareholders of the Funds were held on December 6, 2010, December 20, 2010, January 3, 2011 and January 20, 2011. A new investment management agreement between the Trust and First Trust relating to the change in control of First Trust Advisors L.P. were approved at certain of such meetings as detailed below. The terms of the new investment management agreement are substantially similar to the terms of the previous agreements.


------------ ------------  ----------  -------------  -----------  ------------
  TICKER       DATE OF        % OF                       VOTED
  SYMBOL         VOTE         VOTED       VOTED FOR     AGAINST      ABSTAINED
------------ ------------  ----------  -------------  -----------  ------------
   FDM         12/6/2010     62.83%      1,840,384       5,371         10,916
   QQEW        12/6/2010     51.39%      1,288,109      15,666          6,561
   QTEC        12/6/2010     56.42%      6,714,638      36,598         46,797
   FDN         12/6/2010     58.54%      6,379,155      19,386         40,541
   FVI         12/6/2010     55.63%        192,332       2,000            381
   QQXT        12/6/2010     72.00%        646,766       1,008            200
   FRI         12/6/2010     70.82%      3,135,275       5,233         10,825
   FIW         12/6/2010     51.07%      1,097,967      12,418         13,070
   FDL        12/20/2010     50.02%      2,346,778      53,693        200,803
   FPX          1/3/2011     53.92%        241,251       7,451         47,867
   FBT          1/3/2011     52.31%      2,180,970      29,815        195,518
   FDV          1/3/2011     52.42%        744,121      32,622         88,190
   FVD          1/3/2011     51.22%      5,539,652     172,812        683,786
   QCLN         1/3/2011     50.62%        942,236      34,209        187,722
   FNI          1/3/2011     50.31%      2,592,043      60,461        340,950
   FVL          1/3/2011     50.87%      2,256,802     112,857        244,798
   QABA         1/3/2011     52.45%        181,041       3,160         25,581
   FCG         1/20/2011     50.06%      9,111,862     265,456      1,135,890